SCHEDULE 14A
                               (Rule 14a-101)

                          SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       FARMSTEAD TELEPHONE GROUP, INC.
---------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        -------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        -------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        -------------------------------------------------------------------
    (5) Total fee paid:

        -------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        -------------------------------------------------------------------
    (3) Filing Party:

        -------------------------------------------------------------------
    (4) Date Filed:

        -------------------------------------------------------------------

                              FARMSTEAD [LOGO]


                                                             April 24, 2002

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of Farmstead Telephone Group, Inc. (the "Company") to be held on Thursday, June 13, 2002, at 10:00 a.m. local time, at the Company's offices located at 22 Prestige Park Circle, East Hartford, Connecticut. Your Board of Directors and management look forward to greeting those stockholders who are able to attend.

      The Notice of Annual Meeting of Stockholders and Proxy Statement containing information pertaining to the business to be transacted at the Meeting appear on the following pages.

      Please be advised that the Company erroneously reported that Proposal No. 2 presented to stockholders at last year's Annual Meeting of Stockholders (the "2001 Meeting") had been approved. Proposal No. 2 sought certain amendments to the Company's Certificate of Incorporation to (i) adopt a classified Board of Directors; (ii) remove stockholder action by written consent; (iii) remove the ability of stockholders to call special meetings; (iv) require supermajority vote of stockholders to amend, rescind or repeal the Company's Amended and Restated By-laws and certain provisions of the Company's Certificate of Incorporation; (v) provide indemnification of officers, directors, employees and agents of the Company in accordance with the Amended and Restated By-laws; and (vi) limit personal liability of the Company's Board of Directors to the fullest extent permitted by state law as amended from time to time without adversely affecting then-existing rights or protection. The Company was just recently advised by its outside securities counsel that, upon their re-examination of Delaware Law, although the proposal received votes of a majority of stockholders voting at the 2001 Meeting, it did not receive votes of a majority of the shares of common stock outstanding as required by Delaware Law. As a result thereof, Proposal No. 2 was not approved by the stockholders and any attempted amendment to the Company's Certificate of Incorporation is null and void.

      Whether or not you plan to attend, it is important that your shares be represented and voted at the Meeting. Please complete, sign, date, and mail the enclosed proxy card at your earliest convenience. Most stockholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you.

      On behalf of the Board of Directors and management, I would like to thank you for your interest and participation in the affairs of the Company.

                                       Sincerely,

                                       /s/ George J. Taylor, Jr.

                                       George J. Taylor, Jr.
                                       Chairman of the Board and
                                       Chief Executive Officer

                       FARMSTEAD TELEPHONE GROUP, INC.
                           22 Prestige Park Circle
                      East Hartford, Connecticut 06108

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON THURSDAY, JUNE 13, 2002

To the Stockholders:

      NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders (the "Meeting") of Farmstead Telephone Group, Inc. (the "Company") will be held at 10:00 a.m. local time on Thursday, June 13, 2002 at the Company's offices located at 22 Prestige Park Circle, East Hartford, Connecticut 06108 for the following purposes:

      *  To elect five directors, each to serve a one-year term;

      * To ratify the appointment, by the Board of Directors, of independent auditors to audit the Company's books and records for the year ending December 31, 2002;

      *  To approve the Farmstead Telephone Group, Inc. 2002 Stock Option
         Plan;

      * To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

      Only holders of common shares of record as of the close of business on April 19, 2002 will be entitled to notice of, and to vote at, the Meeting, or any adjournments or postponements thereof.

      Stockholders are cordially invited to attend the Meeting. It is important that your shares be represented and voted at the Meeting. Because many of our stockholders cannot personally attend the Meeting, it is necessary that a large number be represented by proxy. Therefore, if you do not expect to attend the Meeting, but wish your stock to be voted for the business to be transacted thereat, please complete, sign and date the enclosed proxy card and return it by mailing it in the accompanying postage-paid envelope. Most stockholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you.

                                       By Order of the Board of Directors,

                                       Robert G. LaVigne
                                       Executive Vice President,
                                       Chief Financial Officer and
                                       Corporate Secretary

April 24, 2002

                              TABLE OF CONTENTS

                                                                       Page
                                                                       ----

Introduction                                                             1
  Solicitation of Proxies                                                1
  Voting Rights and Required Votes                                       1
  Costs of Solicitation                                                  2
Proposal 1 - Election of Directors                                       2
  Nominees                                                               2
  Meetings and Committees of the Board of Directors                      3
Proposal 2 - Ratify the Appointment of Independent Auditors              4
Proposal 3 - Approval of the Farmstead Telephone Group, Inc.
 2002 Stock Option Plan                                                  4
Security Ownership of Certain Beneficial Owners                          7
Compensation of Officers and Directors                                   8
Compliance with Section 16 (a) of the Exchange Act                      11
Certain Business Relationships and Transactions with Management         11
Compensation Committee Interlocks and Insider Participation             11
Report of the Compensation Committee of the Board of Directors
 on Executive Compensation                                              11
Independent Auditors                                                    13
Report of the Audit Committee                                           14
Stock Performance Graph and Cumulative Total Return                     15
Annual Report/Form 10-K                                                 16
Nominations and Stockholders' Proposals For Year 2003 Annual
 Meeting of Stockholders                                                16
Other Matters                                                           16
Appendix A - Farmstead Telephone Group, Inc. 2002 Stock Option Plan    A-1

PROXY STATEMENT                                            FARMSTEAD [LOGO]
2002 Annual Meeting of Stockholders
June 13, 2002

                                INTRODUCTION

Solicitation of Proxies

      This Proxy Statement and the accompanying Proxy Card are being furnished in connection with the solicitation by the Board of Directors (the "Board") of Farmstead Telephone Group, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Thursday, June 13, 2002 at 10:00 a.m. local time at the Company's offices located at 22 Prestige Park Circle, East Hartford, Connecticut 06108, or any adjournments or postponements thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying Proxy Card are first being mailed to stockholders on or about April 24, 2002. A copy of the Company's Annual Report for the year ended December 31, 2001, is included with this Proxy Statement.

Voting Rights and Required Votes

      Only the holders of record of the Company's common stock, par value $.001 per share ("Common Stock"), as of the close of business on April 19, 2002 (the "Record Date"), are entitled to notice of, and to vote on, all matters properly brought before the Meeting or any adjustments or postponements thereof. As of February 28, 2002, there were 3,272,579 common shares outstanding.

      Each stockholder is entitled to one vote for each share of Common Stock held by him or her at the close of business on the Record Date. Pursuant to the Company's Amended and Restated By-laws, to constitute a quorum for the transaction of business at any meeting of stockholders, there must be present, in person or by proxy, the holders of a majority of the voting power of the issued and outstanding shares of voting stock of the Company. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting. A plurality of the votes cast by the shares of stock entitled to vote, in person or by proxy, at the Meeting will elect directors as long as a quorum is present. If a quorum exists, action on each other question to be voted upon will be approved if votes, in person or by proxy, cast by stockholders favoring the action exceed the vote cast by stockholders opposing the action. When proxies in the enclosed form are returned properly executed, the shares represented thereby will be voted at the Meeting and, where instructions have been given by the stockholder, will be voted in accordance therewith. If the stockholder does not otherwise specify, the stockholder's shares will be voted FOR each of the nominees for director and FOR the proposals to ratify the appointment of the independent auditors and approve the stock option plan, all as set forth in this Proxy Statement. As to any other business, which may come before the Meeting, the proxy holders will vote in accordance with their best judgment. Votes will be counted manually. A stockholder executing the accompanying proxy has the power to revoke it at any time prior to the exercise thereof by appearing at the Meeting and voting in person or by filing with the Secretary of the Company, (i) a duly executed proxy bearing a later date, or (ii) a written instrument revoking the proxy.

      In certain circumstances, a stockholder will be considered to be present at the Meeting for quorum purposes, but will not be deemed to have voted in the election of directors or in connection with other matters presented for approval at the Meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions and broker "non-votes" are not counted for purposes of the election of a director. On all other proposals, abstentions will be considered as a vote against the proposal, and broker non-votes will not be counted at all. A stockholder executing the accompanying proxy has the power to revoke it at any time prior to the exercise thereof by appearing at the Meeting and voting in person or by filing with the Secretary of the Company, a properly executed, later-dated proxy (including an Internet or telephone vote), or a written instrument revoking the proxy. Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible, and that there may be some risk a stockholder's vote might not be properly recorded or counted because of an unanticipated electronic malfunction.

Costs of Solicitation

      The solicitation of proxies in the accompanying form is made by, and on behalf of, the Board of Directors. We have engaged the services of Computershare Trust Co., Inc., the Company's Transfer Agent, and ADP Investor Communication Services, to assist us in the distribution and processing of proxies, for which total fees and expenses of approximately $8,500 will be paid. There will be no solicitation by officers and employees of the Company. The Transfer Agent will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record by such persons, and such persons will be reimbursed for reasonable expenses incurred by them in connection therewith.

PROPOSAL 1 - ELECTION OF DIRECTORS

      Five directors are to be elected at the Meeting to hold office until the next Meeting or until their successors have been duly elected and qualified. It is the intention of the persons named in the accompanying Proxy Card to vote FOR the election of the five persons named in the table below as directors of the Company, unless authority to do so is withheld. All of the nominees are currently directors of the Company and were elected to their present term of office at the June 14, 2001 Meeting. All of the nominees have consented to being nominated and named herein, and to serve as directors if elected at the Meeting. In the event that any of the below listed nominees for director should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying Proxy Card have the right to use their discretion to vote for a substitute.

      The Amended and Restated By-laws of the Company provide that the Board of Directors shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Board has fixed the current number of directors at five. Each director presently is elected for a one-year term at each annual meeting of the stockholders. Officers are elected by, and serve at the pleasure of, the Board of Directors.

      The Board of Directors recommends a vote "FOR" the election of the nominees as Director.

      For each nominee, and for each Director and executive officer of the Company other than such nominees, there follows a brief listing of their principal occupation for at least the past five years, other major affiliations, and age as of January 1, 2002.

Nominees:

      George J. Taylor, Jr., Chairman of the Board of Directors and Chief Executive Officer of the Company (including its predecessors) since 1984, and President since 1989. President of Lease Solutions, Inc. (formerly Farmstead Leasing, Inc.), a business products and automobile leasing company, from 1981 to 1993. Vice President - Marketing and Sales for National Telephone Company from 1977 to 1981. Director of Beijing Antai Communication Equipment Company, Ltd. ("ATC"). Mr. Taylor was one of the founders of the National Association of Telecommunication Dealers, has been a member of, or advisor to, its Board of Directors since its inception in 1986, and for two years served as its President and Chairman. Brother of Mr. Hugh M. Taylor, a director of the Company. Age: 59.

      Harold L. Hansen, Director of the Company since 1992. An independent management consultant since January 1997. Chairman of the Audit Committee, member of the Compensation Committee. President of Hansen Associates, a management and financial consulting firm from 1995 to 1997. President of H2O Environmental, Inc., an environmental and geotechnical services company, from 1994 to 1995. President of Hansen Associates from 1993 to 1994. Prior to 1983, Mr. Hansen served in various corporate executive capacities including Executive Vice President and Chief Operating Officer of Gestetner Corporation, Vice President and General Manager of the Office

Products Division of Royal Business Machines and Vice President and General Manager of the Business Products Group of Saxon Industries. Age: 71.

      Bruce S. Phillips, Director of the Company since June 2001, and from 1987 through 1991. A member of the Audit Committee. A principal of PFS Venture Group, LLC ("PFS") since 1982. PFS is a management consulting firm, specializing in financial and operations management consulting to small and mid-size companies. From March 2000 through the present, he has provided consulting services to the Company on a part-time basis. President and a director of Frem Corporation, a manufacturer of plastic houseware products, from September 1988 to August 1994. Vice President of Finance of the Company from May 1987 through June 1988. Age: 58.

      Hugh M. Taylor, Director of the Company since 1993. A member of the Compensation Committee. Managing Director of Newbury, Piret & Co., an investment banking firm located in Boston, MA since 1994. CEO, President and a director of the Berlin City Bank, Berlin, New Hampshire, from 1993 to 1994. Executive Vice President of Fleet Bank of Massachusetts from 1992 to 1993. Executive Vice President and Chief Operating Officer of Fleet Bank of Boston from 1990 to 1992. From 1973 to 1990 he was employed by the New England Merchants Bank, later the Bank of New England, where he held various executive management positions within the Commercial Banking Division, and the bank's venture capital subsidiary. Brother of Mr. George
J. Taylor, Jr. Age: 57.

      Joseph J. Kelley, Director of the Company since April 1995. Chairman of the Compensation Committee and a member of the Audit Committee. Currently an Executive-in-Residence at the Olin Graduate School of Business at Babson College, Wellesley, Massachusetts. President of East Haven Associates, a telecommunications consulting firm located in Wellesley, Massachusetts, from 1995 to 2001. Group Vice President of NYNEX, in 1994, responsible for the State of Massachusetts operations. From 1985 to 1994 he served in various executive level positions with NYNEX , or associated companies including Vice President - Operations of New England Telephone (1991 - 1993), Vice President - New England Telephone, Network Department (1990 - 1991), Corporate Director of Business Development, NYNEX Marketing (1988 - 1990) and Vice President of New England Telephone - Maine (1985 -
1988). Mr. Kelley has been involved in the telecommunications industry since 1963. Age: 62.

Other Executive Officers:

      Michael R. Johnson, Executive Vice President since August 2001. Sales Vice President, Avaya Inc. from 2000 to 2001; Vice President - Global Accounts, Lucent Technologies, from 1996 to 2000. From 1979 though 1996, Mr. Johnson held various product management and sales management positions with AT&T Corporation. While employed by Avaya, Lucent and AT&T, Mr. Johnson was assigned sales management responsibilities covering many of their largest commercial customers located in New York. Age: 55.

      Robert G. LaVigne, Executive Vice President since July 1997. Chief Financial Officer, Corporate Secretary and Treasurer since 1988. Vice President - Finance & Administration from 1988 until July 1997. Director of the Company from 1988 to 2001. Controller of Economy Electric Supply, Inc., a distributor of electrical supplies and fixtures, from 1985 to 1988. Corporate Controller of Hi-G, Inc., a manufacturer of electronic and electromechanical components, from 1982 to 1985. Certified Public Accountant. Director of ATC. Age: 50.

      Robert L. Saelens, Vice President - Marketing from June 1997 to May 2000, and since March 2001. Vice President - Sales and Marketing from May 2000 to March 2001. Director of Marketing from May 1996 through May 1997. President of Saelens & Associates, a marketing consulting firm, from 1989 to 1997. President of Baker, Bateson & Saelens, Inc., a marketing consulting firm, from 1982 to 1989. Prior thereto Mr. Saelens served for ten years in the Creative and Strategic planning departments of the J. Walter Thompson Corporation. Age: 56.

Meetings and Committees of the Board of Directors

      During 2001, the Board held five meetings and all directors attended all of the meetings held, except for Mr. Hansen, who attended 80% of the meetings. In addition, certain actions were approved by unanimous written consent resolutions of the directors. During 2001, the Board had two ongoing committees: an Audit Committee and a Compensation Committee.

      The Audit Committee, consisting of directors Hansen (Chairman), Phillips and Kelley, consults with the independent auditors and management with respect to the adequacy of internal controls, the Company's audited financial statements and, where appropriate, the Company's interim financial statements before they are made public, and to make a recommendation to the Board of Directors regarding the appointment of independent auditors for the following year. The Audit Committee held two formal meetings during 2001, and held telephone discussions with management and the independent auditors on the results of the independent auditors' reviews of the Company's quarterly consolidated financial statements on Form 10-Q prior to their filing with the Securities and Exchange Commission.

      The Compensation Committee, consisting of directors Kelley (Chairman), Hansen and H. Taylor, determines the compensation and benefits of the Chief Executive Officer and reviews and approves, or modifies if deemed appropriate, the recommendations of the Chief Executive Officer with respect to the compensation and benefits of the other executive officers. The Compensation Committee also approves the issuance of grants pursuant to the Company's stock option plans. The Compensation Committee met once during 2001.

PROPOSAL 2 - RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

      Stockholders will be asked at the Meeting to ratify the appointment of DiSanto Bertoline & Company, P.C. who have been approved by the Board to be the independent auditors of the Company for the year ending December 31, 2002.

      On October 17, 2001, the Company retained DiSanto Bertoline & Company, P.C. ("DiSanto Bertoline") as the Company's new independent auditors to audit the Company's financial statements. A representative of DiSanto Bertoline & Company, P.C is expected to be present at the Meeting, will be available to respond to appropriate questions, and will be afforded the opportunity to make a statement if he or she desires to do so.

      The Board of Directors recommends a vote "FOR" the ratification of the appointment of DiSanto Bertoline & Company, P.C. as independent auditors of the Company for the year ending December 31, 2002.

PROPOSAL 3 - APPROVAL OF THE FARMSTEAD TELEPHONE GROUP, INC. 2002 STOCK OPTION PLAN

      On April 3, 2002, the Board of Directors adopted, subject to stockholder approval, the Farmstead Telephone Group, Inc. 2002 Stock Option Plan (the "2002 Plan") to be effective upon approval by stockholders. The 2002 Plan was adopted to replace the 1992 Stock Option Plan which terminates in May 2002. As of March 31, 2002, there were 1,309,736 shares available for granting under the 1992 Stock Option Plan and, in consideration of this amount, the Board has fixed the number of shares issuable under the 2002 Plan at 1,300,000. A copy of the 2002 Plan is attached to this Proxy Statement as Appendix A, and the following summary is qualified in its entirety by reference to the 2002 Plan.

Purpose

      The 2002 Plan is intended to encourage stock ownership in the Company by officers, directors, consultants and employees of the Company and any subsidiary corporations (the "Subsidiaries"), as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), so that they may acquire or increase their proprietary interest in the success of the Company and Subsidiaries, and to encourage them to remain in the employ of, or maintain their relationship with, the Company and/or the Subsidiaries. It is further intended that options issued pursuant to this Plan shall constitute either "incentive stock options" within the meaning of Section 422 of the Code ("ISO") or non-qualified stock options, the tax consequences of which are governed by Section 83 of the Code ("NQSO"), as designated at the time of grant. Any option granted pursuant to this Plan which for any reason fails to qualify as an ISO shall be deemed to have been granted as an option not qualified under Section 422 of the Code. The Company intends this Plan to enable it to issue NQSOs, with terms similar in most respects to ISOs. NQSOs may be granted independently of ISOs.

Administration

      The 2002 Plan is administered by the Compensation Committee of the Company's Board of Directors (the "Committee") or, in the absence of a Committee, the Board of Directors. Subject to the Plan, the Committee has the authority to determine to whom stock options may be granted, the time or times at which options are granted, the number of shares covered by each such grant, and the duration of the options. All decisions and interpretations made by the Committee are binding and conclusive on all optionees participating in the Plan. The 2002 Plan will expire ten years from its date of adoption.

Eligibility

      Officers and employees (whether or not they are directors) of the Company and the Subsidiaries and non-employee directors and consultants to the Company and the Subsidiaries are eligible to receive options.

Underlying Stock

      The securities underlying stock options under the 2002 Plan are shares of the Company's $.001 par value Common Stock. Pursuant to the 2002 Plan, the maximum number of shares of Common Stock that may be issued upon exercise or payment will not exceed one million and three hundred thousand (1,300,000) shares. If any options granted under the 2002 Plan expire, lapse or are otherwise terminated, the shares as to which the option ceases to be exercisable are available for options to be granted to the same or other optionees under the 2002 Plan. The fair market value of the Common Stock as of February 28, 2002 was $.75 per share. The 2002 Plan permits the Board of Directors or the Committee administering the Plan, in their discretion, to proportionately adjust the aggregate number of shares reserved for issuance under the Plan, the number of shares of Common Stock covered by each outstanding option, and the price per share of each option, by reason of changes in capitalization.

Option Price

      Each option shall state the option price, which, in the case of an ISO, shall be not less than 100% of the fair market value of the shares of Common Stock of the Company on the date of the granting of the option. Notwithstanding the preceding sentence, in the case of an individual, who immediately before the grant of an option, owns (including constructive ownership pursuant to Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or its parent (if any) or any of the Subsidiaries ("10% Stockholder"), the purchase price per share of Common Stock under each such option shall not be less than 110% of the fair market value per share of stock at the time of the grant of the option. At or prior to the time an option is granted, the Committee shall fix the term of such option which, notwithstanding Article 6(d) of the Plan, shall not be more than ten years from the date of the grant of the option in the case of persons other than 10% Stockholders, and five years from the date of grant of the option for 10% Stockholders. The foregoing restrictions shall not apply to grants of NQSOs. The option price of NQSOs granted under the Plan shall be less than or equal to the fair market value on the date of such grant but not less than fifty percent (50%) of fair market value on the date of such grant. Fair market value shall be deemed to be the highest closing price of the Common Stock on such stock exchange or exchanges in which the Company is listed on the day the option is granted or, if no sale of the Company's Common Stock shall have been made on any listed exchange that day, on the next preceding day on which there was a sale of such stock. If there is no established market for the stock, the fair market value shall be determined by the most recent prior private sale price of the Common Stock.

Medium and Time of Payment upon Exercise of Options

      Options are exercisable in accordance with the terms and conditions of the grant to the optionee. It will be in the Committee's discretion to elect to permit an optionee to effect (i) a cashless exercise or (ii) a net exercise of an option through a securities brokerage firm without tendering shares of the Company's stock as payment for the option.

Nontransferability

      During a participant's lifetime, an option may be exercisable only by the participant and options granted under the Plan may not be transferred except by will or the applicable laws of descent and distribution. The Board of Directors or the Committee administering the Plan has discretion to permit transfers of NQSOs as gifts or by means of other estate planning transfers to immediate family members and trusts.

Termination

      Upon termination of an optionee's employment, all options will terminate, except that any option that was exercisable on the date employment terminated may, to the extent then exercisable, be exercised within three months thereafter. If an optionee dies while employed by the Company or during the three-month period, the option may be exercised within one year after death by the decedent's estate or his/her legatees or distributees, but only to the extent exercisable at the time of death.

Amendment of the Plan

      Except as set forth below, the Board of Directors may at any time revise, amend, suspend or discontinue the Plan, except that any such amendment cannot impair any rights or obligations under any option previously granted under the Plan without the consent of the optionee. Shareholder approval is required for any amendment which (i) effects any change in the Plan which is required to be approved by shareholders under applicable laws, regulations, and exchange requirements in effect from time to time; (ii) increase the number of shares subject to the Plan; (iii) change the designation of the class of employees eligible to receive options; (iv) decrease the price at which options may be granted; (v) cause ISOs to fail to meet the requirements of Code Section 422; and (vi) change the per-person limit imposed in the Plan as required by Code Section 162(m).

Current Federal Income Tax Consequences

      The following sets forth the principal federal income tax consequences under current law to optionees and to the Company of ISOs and NQSOs granted under the Plan.

      Upon grant or upon a proper exercise of an ISO the optionee will recognize no income. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. The Company recognizes no deduction at the time of grant or exercise of an ISO, or upon the subsequent sale of the shares acquired. If an employee makes a disqualifying disposition of shares acquired upon exercise of an ISO (during either the one-year or the two-year holding period) the option grant, exercise, and the subsequent sale of shares will be treated as an NQSO.

      The optionee granted an NQSO would realize no income until the option is exercised. At the time of exercise of a NQSO, the optionee will realize ordinary compensation income, and the Company will be entitled to a deduction, in the amount by which the market value of the shares acquired at the time of exercise exceeds the exercise price. Upon the sale of shares acquired upon exercise of a NQSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable as gain from the sale of capital asset.

      Under Code Section 162(m), publicly-held companies may not take an income tax deduction to the extent that the compensation (including compensation received through the exercise of stock options) paid to any of the Chief Executive Officer and each of the Company's four other highest paid executive officers exceeds $1 million in any one year. This limitation may apply to the individuals discussed below in "Compensation of Officers and Directors." However, Section 162(m) provides an exception from this limit for "performance-based" remuneration, including stock options.
Section 162(m) requires that a compensation committee of two or more "outside" directors set, and ascertain the achievement of, the criteria for payment of "performance based" compensation, and that the material terms of such compensation must be approved by the shareholders. The regulations adopted under Section 162(m) provide, inter alia, that, for options to be treated as "performance-based" remuneration, the stock option plan must set forth the maximum number of options that may be awarded to any employee in any one year. Further, options which are exercisable upon payment of an exercise price per share which is equal to the fair market value per share on the date of the option grant are deemed to qualify as "performance-based" compensation. Accordingly, the proposed amendments to the Plan (i) provide that to the extent any option granted under the Plan is intended to qualify as performance-based compensation under Code Section 162(m), the Compensation Committee shall be composed of "outside directors;" (ii) establish the performance criteria; and (iii) establish that options for no more than 500,000 shares may be awarded to any employee under the Plan in any calendar year (plus an additional 100,000 option shares which may be granted in connection with a person's initial employment with the Company). As provided above, where the compensation associated with a stock option grant at fair market value under the Plan is based solely on an increase in the value of the stock after the date of grant, such compensation attributable to the stock option is deemed by regulation to be subject to a pre-established performance objective without the need of any further designation by the Committee.

      The Board of Directors recommends a vote "FOR" the approval and adoption of the 2002 Stock Option Plan.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth information regarding the beneficial ownership of the Company's Common Stock, $.001 par value, as of February 28, 2002 by (i) each person known by the Company to own beneficially more than five percent of the Company's outstanding shares of Common Stock, (ii) all directors and nominees for director of the Company, (iii) each Named Executive Officer (as defined below in "Compensation of Officers and Directors") and (iv) all directors, nominees for director and executive officers of the Company as a group. In addition to being a beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, Mr. George J. Taylor, Jr. is a director of the Company.


                                                                    Percentage of
                                              Number of Shares       Outstanding
Name and Address of Beneficial Owner(1)    Beneficially Owned(2)    Common Stock
---------------------------------------    ---------------------    -------------

Five Percent Stockholders:
  George J. Taylor, Jr.                           883,191(3)            22.6%
  Robert G. LaVigne                               235,500(4)             6.7%

Other Directors (and Nominees):
  Harold L. Hansen                                 34,229(5)             1.0%
  Hugh M. Taylor                                   40,703(6)             1.2%
  Joseph J. Kelley                                 23,229(5)              *
  Bruce S. Phillips                                59,110(7)             1.8%

Other Named Executive Officers:
  Alexander E. Capo                                 2,800                 *
  Robert L. Saelens                                90,000(5)             2.7%
  James E. Cooke, III                                   -                 *

Directors, Nominees and Named Executive
 Officers as a Group (10 persons)               1,368,762(8)            31.3%

--------------------
*     Less than 1%.

<F1>  Unless otherwise indicated, the address of each named beneficial owner is c/o the Company, 22 Prestige Park Circle, East Hartford, CT
      06108.

<F2>  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as otherwise indicated, the Company believes each person named in the table has sole voting and investment power with respect to all shares beneficially owned by him. Information with respect to beneficial ownership is based upon information furnished by such stockholder.

<F3>  Includes 635,782 shares issuable upon exercise of currently exercisable stock options and 307 shares issuable upon exercise of currently exercisable warrants. Also includes 27,020 shares held by his children.

<F4>  Includes 225,500 shares issuable upon exercise of currently exercisable stock options and 3,000 shares issuable upon exercise of currently exercisable warrants.

<F5>  Consists of shares issuable upon exercise of currently exercisable stock options.

<F6>  Includes 37,316 shares issuable upon exercise of currently exercisable stock options and 2,000 shares held by his children.

<F7>  Includes 50,100 shares issuable upon exercise of currently exercisable stock options, and 10 shares held by his son.




<F8>  Includes 1,096,156 shares issuable upon exercise of currently exercisable stock options and 3,617 shares issuable upon exercise of currently exercisable warrants.

Compensation of Officers and Directors

      The following table sets forth all compensation paid or accrued by the Company for services rendered during the three years ended December 31, 2001 to the Chief Executive Officer ("CEO") and to each executive officer whose total annual compensation exceeded $100,000 in 2001 (the "Named Executive Officers"):

                         Summary Compensation Table


                                                                        Long-term
                                                                       Compensation
                                               Annual Compensation       Awards(1)     All Other
                                              ---------------------    ------------    Compen-
Name and Principal Position           Year    Salary($)    Bonus($)     Options(#)     sation($)(2)
---------------------------------------------------------------------------------------------------

George J. Taylor, Jr.                 2001    $254,500     $      -           -          $23,205
  Chairman of the Board, President    2000     300,000      150,000           -           13,568
  and Chief Executive Officer         1999     250,000       31,250           -           13,165

Named Executive Officers:

Robert G. LaVigne                     2001     125,684            -       20,000          22,927
  Executive Vice President, Chief     2000     120,000       60,000       10,000          13,463
  Financial Officer, Secretary and    1999     110,000       27,500        7,500          11,846
  Treasurer

Robert L. Saelens                     2001     136,130            -       10,000          16,867
  Vice President - Marketing          2000     106,538       53,269            -          12,497
                                      1999      75,000       45,000            -          10,242

James E. Cooke, III (3)               2001     179,373            -            -               -
 Chief Operating Officer              2000      65,769       32,885      250,000               -
                                      1999           -            -            -               -

Alexander E. Capo (4)                 2001     150,654            -       10,000          23,271
  Executive Vice President -          2000     200,000      100,000            -          26,803
  New Business Development            1999     200,000       50,000            -          21,447

--------------------
<F1>  The Company did not grant any restricted stock awards or stock appreciation rights ("SARS") or make any long-term incentive plan payments during the fiscal years presented. There was no other compensation earned by the above listed persons which aggregated the lesser of $50,000 or 10% of their total salary and bonus reported during each of the years presented.

<F2>  During 1998, the Company established split-dollar life insurance programs for the CEO and the Named Executive Officers. For Mr. Taylor, the program is designed for the Company to recover substantially all of its aggregate premium cost. Under the insurance program for the Named Executive Officers, the Company may make discretionary contributions of up to 10% of each participant's annual compensation. The cash surrender value of each participant's account vests with the participant 10% per year over a ten year period, based on years of service, with the exception that each participant becomes 100% vested upon the later of the attainment of age 65 or five years of service with the Company. Upon termination of employment, the unvested portion of the cash surrender value is refunded to the Company. The amount shown in the table for Mr. Taylor for 2001 consists of a $9,254 payout of unused sick pay and $13,950 of life and disability insurance premiums. The amount shown in the table for Mr. LaVigne for 2001 consists of a $3,016 payout of unused sick pay, $19,911 of split-dollar insurance premiums, of which $6,635 vested with Mr. LaVigne in 2001. The amount shown in the table for Mr. Saelens for 2001 consists of $16,867 of split-dollar insurance premiums, of which




      $2,787 vested with Mr. Saelens in 2001. The amount shown in the table for Mr. Capo for 2001 consists of a $10,543 payout of unused vacation and sick pay and $12,728 of split-dollar insurance premiums, of which $1,913 vested with Mr. Capo in 2001.

<F3>  Mr. Cooke terminated his employment with the Company on May 11, 2001.
      Salary includes $60,674 severance pay.

<F4>  Mr. Capo terminated his employment with the Company on May 18, 2001.
      Salary includes $20,000 loan forgiveness.

      Effective January 1, 1998, the Company adopted a Supplemental Executive Retirement Plan ("SERP") for the benefit of the CEO. The SERP is a "target" benefit plan, structured to provide the CEO with an annual retirement benefit, payable over 15 years beginning at age 65, in an amount equal to one-third of the CEO's average final three-year salary, however in no event less than $100,000 per year. The SERP is funded through a Company-owned life insurance plan, with a $50,000 annual premium for ten years, to provide a source of cash for the SERP and for the Company to recover all of its premium costs upon the death of the CEO.

                    Option/SAR Grants in Last Fiscal Year

      The following table sets forth information concerning individual grants of options to purchase shares of the Company's Common Stock made to the CEO and each Named Executive Officer during the year ended December 31, 2001:


                          Number of     % of Total
                         Securities       Options                                       Potential
                         Underlying     Granted to     Exercise or                  Realizable Value
                           Options     Employees in     Base Price    Expiration    ----------------
Name                     Granted(#)     Fiscal Year       ($/SH)         Date       5% ($)    10%($)
----------------------------------------------------------------------------------------------------

George J. Taylor, Jr.           -            -                -               -          -         -
Robert G. LaVigne          20,000          5.3%            1.94       2/01/2011     24,401    61,837
Robert L. Saelens          10,000          2.6%            1.94       2/01/2011     12,201    30,919
James E. Cooke, III             -            -                -               -          -         -
Alexander E. Capo (1)      10,000          2.6%            1.94       8/18/2001          -         -

--------------------
<F1>  Mr. Capo's option expired unexercised 90 days after his termination of employment.

             Aggregated Option/SAR Exercises in Last Fiscal Year
                    and Fiscal Year-End Option/SAR Values

      The following table provides information on the number and value of unexercised options held at December 31, 2001, by the CEO and each Named Executive Officer.


                                                       No. of Securities Underlying        Value of Unexercised
                                                          Unexercised Options at         In-the-Money Options at
                           Shares                               12/31/01($)                    12/31/01(#)
                         Acquired on       Value       ----------------------------    ----------------------------
        Name             Exercise(#)    Realized($)    Exercisable    Unexercisable    Exercisable    Unexercisable
-------------------------------------------------------------------------------------------------------------------

George J. Taylor, Jr.         -              -           635,782         250,000           -               -
Robert G. LaVigne             -              -           205,500               -           -               -
Robert L. Saelens             -              -            80,000               -           -               -
James E. Cooke, III           -              -            50,000               -           -               -
Alexander E. Capo             -              -                 -               -           -               -

Long-Term Incentive Plans - Awards in Last Fiscal Year: None.

Compensation of Directors

      Non-employee directors receive a $7,500 annual retainer, $1,500 for each attended board meeting, and $750 for each attended committee meeting. In addition, for each year of service on the board, they receive a non-qualified option to purchase 5,000 shares of Common Stock, at an exercise price equal to the closing market price of the Common Stock on the date of grant. These directors are also reimbursed for their expenses in attending each meeting.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

      Mr. George J. Taylor, Jr. entered into a ten-year employment agreement with the Company effective January 1, 1998. The agreement provides for five years of full-time employment (the "Active Period"), and five years of limited employment (the "Limited Period") commencing January 1, 2003. During the Active Period, Mr. Taylor's minimum annual base salary was set at $200,000 for 1998, $250,000 for 1999, and $300,000 annually for years 2000 to 2002 (subject to increases in the Board's discretion). During the Limited Period, the agreement calls for an annual salary equal to one-third of the base salary rate in effect at the commencement of the Limited Period, as consideration for up to fifty days of active service per year. The agreement also provides for (i) an annual bonus of up to 50% of base salary during the term of the agreement, at the discretion of the Board of Directors, and based upon the attainment of performance objectives set by the Board of Directors, (ii) an option, granted in January 1998, to purchase up to 500,000 shares of Common Stock at fair market value on the date of grant, and (iii) $1,500,000 in life insurance for the benefit of Mr. Taylor's named designee. The agreement provides for severance pay during the term of the agreement should the Company terminate the agreement without cause, or in the event of a change in control of the Company, as defined, or in the event Mr. Taylor terminates the agreement for good reason (as defined). During the Active Period, severance pay will equal three times (i) the amount of the then-current base pay, plus (ii) the average bonus paid during the three most recent calendar years. In addition, if the event was a change in control (as defined), all unvested stock options vest immediately. During the Limited Period, severance pay will equal the total amount that would have been due for the time remaining in the Limited Period. In addition, the Company is obligated to provide supplemental retirement benefits, payable at age 65 to 80, in an amount equal to one-third of the average final three year salary, currently estimated to be $100,000 per year. The agreement also contains provisions regarding confidentiality and a non-compete covenant which prohibits him from competing with the Company during his employment and for up to two years thereafter.

      The aforementioned agreement was amended effective August 1, 2001 to reduce the CEO's annual base salary to $200,000 from August 1, 2001 through December 31, 2002 (the CEO's base salary had previously been reduced to $285,000 in April, 2001) and to increase the amount of base salary payable to the CEO during the initial year of the Limited Period by the total amount of the salary reductions imposed during calendar years 2001 and 2002. The amendment also fixed the CEO's base salary at $300,000 for the purpose of computing compensation entitlements during the Limited Period, and to provide that severance otherwise payable to the CEO under the agreement would not be diminished by the salary reductions.

      Mr. Robert G. LaVigne entered into a three-year employment agreement with the Company effective January 1, 2000. The agreement provides for a minimum base salary of $120,000 for 2000, $130,000 for 2001 and $140,000 for 2002 (subject to increases in the Board's discretion). The agreement also provides for an annual bonus of up to 50% of base salary during the term of the agreement, at the discretion of the Board of Directors and based upon the attainment of performance objectives set or approved by the Board of Directors and CEO, and an annual option grant, over the five year period commencing February 1, 2001, to purchase up to 20,000 shares of Common Stock at fair market value on the date of each grant. In the event that the Company terminates this agreement without cause, or in the event Mr. LaVigne terminates this agreement for good reason (as defined), Mr. LaVigne would be entitled to severance pay amounting to one-half of (i) the then-current base salary, (ii) the average bonus paid during the last two years and (iii) split-dollar insurance plan contributions made during the prior year. In addition, he would be entitled to receive 100% of the policy reserves in his split-dollar insurance account. In the event of a change in control (as defined), Mr. LaVigne would receive severance pay of approximately a full year's salary, bonus and benefits. In addition, all unvested stock options would immediately vest. The agreement also contains provisions regarding confidentiality and a non-compete covenant, which prohibits him from competing with the Company during his employment and for six months thereafter.

      The aforementioned agreements were approved by both the Compensation Committee and the full Board of Directors.

      The other named executive officers currently do not have formal employment agreements with the Company. At the discretion of the Compensation Committee and the Board of Directors, and based upon the attainment of Company and individual performance objectives, they are eligible to participate in a bonus pool up to a maximum of 50% of their salary.

Compliance with Section 16 (a) of the Exchange Act: Section 16 of the Securities Exchange Act of 1934 requires directors and executive officers and persons, if any, owning more than ten percent of a class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's equity and equity derivative securities. Based solely upon a review of the copies of such reports furnished to the Company, or written representations from reporting persons, the Company believes that during 2001 all required reports were timely filed.

Certain Business Relationships and Transactions with Management: Bruce S. Phillips, a current Director and nominee for reelection to the Board, is a principal in the firm of PFS Venture Group, LLC ("PFS"). Since March 2000, PFS has provided operations consulting services to the Company. Under the terms of the current agreement, PFS receives a monthly fee of $7,000 plus a monthly stock option grant to purchase 3,500 shares of Common Stock at an exercise price of $1.50 per share. The current agreement is on a month-to-month basis, and can be terminated upon three-month's notice. During 2001, PFS earned $84,000 in fees and received options to purchase 42,000 shares of Common Stock at an exercise price of $1.50 per share.

Compensation Committee Interlocks and Insider Participation: During fiscal 2001, the members of the Compensation Committee were Joseph J. Kelley (Chairman), Bruce S. Phillips and Harold L. Hansen. The Committee members are not employees of the Company and have no interlocking relationships as defined by the Securities and Exchange Commission.

                 REPORT OF THE COMPENSATION COMMITTEE OF THE
                BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors (the "Committee") is comprised of three outside directors. The Board of Directors delegates to the Compensation Committee the responsibility for developing and administering the policies which govern the total compensation program for executive officers of the Company. The Committee also administers the Company's Amended 1992 Stock Option Plan (the "1992 Plan"), and will administer the 2002 Stock Option Plan if approved by stockholders, for all plan participants, including awards made to the executive officers of the Company. In making pay decisions for the named executives whose compensation is detailed in this proxy statement (other than the Chief Executive Officer), the Committee also takes into consideration the views and recommendations of the Chief Executive Officer concerning each executive's overall contribution to the Company's performance. The Committee has prepared the following report to summarize the executive compensation approach of the Company and describe specific decisions made by the Committee with respect to the Chief Executive Officer's compensation and future compensation guidelines.

      The compensation philosophy for executive officers conforms generally to the compensation philosophy followed for all of the Company's employees. The Company's compensation is designed to maintain executive compensation programs and policies that enable the Company to attract and retain the services of highly qualified executives. The goal of the Committee is to achieve fair compensation for the individuals and to enhance shareholder value by continuing to closely align the financial rewards of management with those of the Company's shareholders. In addition to base salaries, executive compensation programs and policies consisting of discretionary cash bonuses and periodic grants of stock options are designed to reward and provide incentives for individual contributions as well as overall Company performance.

      The Compensation Committee monitors the operation of the Company's executive compensation policies. In June, 1997 the Company engaged International Profits Associates Consulting Firm ("IPA") to review and evaluate the Company's operations. One of the key conclusions of the IPA report was the recommendation that retention of

George J. Taylor, Jr. as Chief Executive Officer was a key component for the Company's future success. In September, 1997, based upon this recommendation, the Compensation Committee employed compensation consultants Brown & Company and Mittman Associates to review the Chief Executive Officer's compensation package and to present recommendations and terms for the Chief Executive Officer's next employment contract. Effective January 1, 1998, the Company implemented the recommendations of the independent compensation consultants. See "Executive Compensation -- Employment Agreements." Key elements of the Company's compensation program consists of base salary, discretionary annual cash bonuses and periodic grants of stock options. The Company's policies with respect to these elements, including the basis for the compensation awarded the Company's chief executive officer, are discussed below. While the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package offered by the Company to the individual, including healthcare and other insurance benefits and contributions made by the Company.

Base Salaries

      The Company has established competitive annual base salaries for all executive officers, including the named executive officers. In determining the salary of each senior executive, the Company's Chief Executive Officer makes recommendations to the Committee with respect to the base salary of each senior executive other than himself. The Committee discusses these recommendations, and the relevant data, and then determines the senior executives' base salary. The Committee meets separately to determine the base salary of the Company's Chief Executive Officer. The Company has an employment agreement with George J. Taylor, Jr., President and Chief Executive Officer and with Robert G. LaVigne, Executive Vice President, Chief Financial Officer, Secretary and Treasurer. No other named executive officer currently has a formal employment agreement with the Company. The annual base salaries for each of the Company's executive officers, including the Company's Chief Executive Officer, reflect the subjective judgment of the Compensation Committee (and with respect to the other executive officers, the recommendations of the Chief Executive Officer) based on the consideration of the executive officer's position with the Company, the executive officer's tenure, the Company's needs, and the executive officer's individual performance, achievements and contributions to the growth of the Company. With respect to the Company's Chief Executive Officer, his annual base salary also reflects the subjective judgment of the Company's compensation consultants.

Annual Bonus

      At the conclusion of each fiscal year, the Committee reviews with the Company's Chief Executive Officer the performance of each senior executive officer against financial and operational goals established at the beginning of the year. Based upon the overall performance of the Company and the contribution by the individuals in achieving that performance by attaining the originally established goals (taking into account any goals added or modified during the course of the year), the Company's Chief Executive Officer recommends to the Committee annual bonus compensation levels for each senior executive. The Committee considers his recommendations, and the relevant data, and then determines the annual bonus compensation for each senior executive. The Committee meets separately to evaluate the performance of the Chief Executive Officer and determine his annual bonus compensation award.

Stock Options

      Grants of stock options are made to executives, directors and other employees of the Company under the Company's 1992 Plan. The Plan is administered by the Compensation Committee in accordance with the requirements of Rule 16b-3. Grants of stock options under the Plan are made to such executives and other key employees to enable them to participate in the creation of stockholder value in the Company as well as to permit the accumulation of an equity interest in the Company, thereby aligning the interests of executives with those of stockholders. Individual grants under the Plan are determined based upon the level of position held, individual contribution to the achievement of the Company's financial goals, the executive officer's tenure with the Company, his or her total cash compensation for the prior year, the executive officer's acceptance of additional responsibilities, his or her contributions toward the Company's attainment of strategic goals, and such other performance factors as management and the Committee may consider.

Chief Executive Officer's Fiscal 2001 Compensation

As set forth in the Summary Compensation Table above, Mr. George J. Taylor, Jr.'s total annual compensation for the year ended December 31, 2001 was $254,000. Such annual compensation consisted of base salary of $300,000 (which was reduced in April, 2001 to $285,000, and further reduced in August, 2001 to $200,000 pursuant to agreed upon amendments to his employment contract). There was no bonus award for 2001.

Section 162(m) Limitations

      Under Section 162(m) of the Code, a tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based upon the Compensation Committee's commitment to link compensation with performance as described in this report, the Compensation Committee currently intends to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m) of the Code.

                                       COMPENSATION COMMITTEE

                                       Joseph J. Kelley, Chairman
                                       Hugh M. Taylor
                                       Harold L. Hansen

                            INDEPENDENT AUDITORS

      On October 17, 2001, the Company dismissed Deloitte & Touche LLP ("Deloitte") as its independent accountant. Neither of Deloitte's reports on the financial statements of the Company for the years ended December 31, 2000 and December 31, 1999 contained any adverse opinion or disclaimer of opinion and neither was qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Audit Committee of the Board of Directors.

      During the two fiscal years ended December 31, 2000 and the subsequent interim period preceding Deloitte's dismissal, there have been no disagreements between Deloitte and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make a reference to the subject matter of the disagreement(s), in connection with its report. During the two fiscal years ended December 31, 2000 and the subsequent interim period preceding Deloitte's dismissal, no event occurred that is required to be disclosed pursuant to paragraph (a)(1)(v) of Item 304 of Regulation S-K.

      On October 17, 2001, the Company retained DiSanto Bertoline & Company, P.C. ("DiSanto Bertoline") as the Company's new independent accountant to audit the Company's financial statements. Since December 31, 1998, the Company did not consult DiSanto Bertoline regarding any matter to be disclosed pursuant to paragraph (a)(2) of Item 304 Regulation S-K.

      At its meeting on April 3, 2002, the Board of Directors approved the recommendation of the Audit Committee for the appointment of DiSanto Bertoline to audit the consolidated financial statements of the Company for 2002.

      Deloitte & Touche LLP and its successor, DiSanto Bertoline, performed various services for the Company during 2001. Such services included Deloitte & Touche's audit of the consolidated financial statements for the year ended December 31, 2000, interim reviews of quarterly financial statements, review and consultation connected with financial statement filings with the Securities and Exchange Commission, internal control reviews required by regulatory authorities, preparation of federal and state income tax returns, consultation on tax, financial accounting and reporting matters, and meetings with the Audit Committee of the Board of Directors.

      A representative of DiSanto Bertoline is expected to be present at the Annual Meeting with the opportunity to make a statement and to available to respond to appropriate questions.

Audit Fees

      Deloitte & Touche LLP was paid $10,100 in fees during 2001 in connection with reviews of the Company's quarterly financial statements for the first and second quarters. DiSanto Bertoline will be paid a fee of $38,700 for the annual audit of the consolidated financial statements for 2001 (of which $9,675 was billed during 2001). DiSanto Bertoline was also paid $2,000 in 2001 for its review of the third quarter consolidated financial statements.

Financial Information Systems Design and Implementation Fees

      The Company did not pay any financial information systems design and implementation fees to either Deloitte & Touche LLP or DiSanto Bertoline during 2001.

All Other Fees

      Deloitte & Touche was paid $23,300 in 2001 for the preparation of FY 2000 federal and state income tax returns and tax advisory services; $3,000 for the review of the Company's SEC filing on Form S-8, and $3,200 for the preparation of Forms 5500 filed with the Internal revenue Service in connection with the Company's benefit plans. Deloitte & Touche will also be paid $17,500 in 2002 for services provided in connection with their cessation as the Company's independent accountants, including coordination with the successor accountants, and providing their audit report on the prior years financial statements which are included in the 2001 Form 10-K. DiSanto Bertoline did not perform any other services during 2001; however they have been engaged to prepare the Company's 2001 federal and state income tax returns. The Audit Committee has considered the compatibility of non-audit services with the auditor's independence.

                        REPORT OF THE AUDIT COMMITTEE

      The Board of Directors of the Company has appointed an Audit Committee composed of three directors, two of whom (Messrs. Hansen and Kelley) are independent as defined in Section 121 B(b)(ii) of the American Stock Exchange listing standards. Mr. Phillips is not independent as defined in that rule solely because he received consulting compensation from the Company in excess of $60,000 during the previous fiscal year and is expected to be similarly compensated this fiscal year (See "Certain Business Relationships and Transactions with Management"). The Board of Directors nonetheless has determined, in compliance with AMEX listing standards, to continue Mr. Phillips' membership to the Audit Committee, because of the extent of his knowledge and experience in financial and business matters. The Board of Directors has also determined that Mr. Phillips' membership on the Audit Committee is required by the best interests of Farmstead and its stockholders, and that his relationship with the Company does not in any way impair his independence from Farmstead's management.

      During 2000, the Board of Directors adopted a written charter for the Audit Committee. The Audit Committee's job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the Company's financial statements, to plan or conduct audits, or to determine that the Company's financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States of America. The Company's management is responsible for preparing the Company's financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America.

      The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management and with DiSanto Bertoline (the "Auditors"), the Company's independent auditors for 2001.

      The Audit Committee has discussed with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees".

      The Audit Committee has received from the Auditors a formal written statement describing all relationships between the Auditors and the Company that might bear on the Auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the Auditors any relationships that may impact their objectivity and independence and satisfied itself as to the Auditors' independence.

      Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10- K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                       AUDIT COMMITTEE

                                       Harold L. Hansen, Chairman
                                       Joseph J. Kelley
                                       Bruce S. Phillips

Report of the Compensation Committee, Audit Committee and Audit Committee
Charter

      In accordance with the rules of the Securities and Exchange Commission, the Report of the Compensation Committee, the Report of the Audit Committee and the Audit Committee Charter shall not be incorporated by reference into any of the Company's future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933, and shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933.

             STOCK PERFORMANCE GRAPH AND CUMULATIVE TOTAL RETURN

      The following chart compares the yearly change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal-year period ended December 31, 2001 with the cumulative total return on the Russell 2000 Index and an index constructed from a peer group of companies (Telephone & Telegraph Apparatus) that are classified in the same Standard Industrial Classification ("SIC") code as the Company for that same period. The comparison assumes $100 was invested on December 31, 1996 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.


                                                 Cumulative Total Return
                             --------------------------------------------------------------
December 31                    1996       1997       1998       1999       2000       2001
-----------                    ----       ----       ----       ----       ----       ----

Farmstead Telephone Group    $100.00    $ 65.96    $ 85.11    $ 36.17    $ 36.19    $ 24.17
SIC Code Index               $100.00    $123.27    $129.82    $315.19    $204.16    $ 78.92
Russell 2000 Stock Index     $100.00    $122.34    $118.91    $142.21    $136.07    $137.46

      This graph shall not be incorporated by reference into any of the Company's future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933, and shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933.

ANNUAL REPORT/FORM 10-K

      The Company's 2001 Annual Report to its stockholders is a reproduction of its Form 10-K filed with the Securities and Exchange Commission ("SEC"), excluding the Index to Exhibits and any filed exhibits or financial statement schedules, and is being mailed to all stockholders concurrently with this Proxy Statement. Additional copies of the Company's Form 10-K (without exhibits or financial statement schedules) as filed with the SEC may be obtained at no cost by writing to the Corporate Secretary, Farmstead Telephone Group, Inc., 22 Prestige Park Circle, East Hartford, CT 06108. The Company's Form 10-K may also be accessed on the Internet at http://www.farmstead.com. Exhibits or financial statement schedules listed in the Company's Form 10-K are available upon request to the Corporate Secretary at a nominal charge for printing and mailing.

NOMINATIONS AND STOCKHOLDERS' PROPOSALS
FOR YEAR 2003 ANNUAL MEETING OF STOCKHOLDERS

      The Amended and Restated By-laws of the Company require that all nominations for persons to be elected directors, other than those made by the Board of Directors, be made pursuant to written notice to the Secretary of the Company. The notice must be received not less than 90 nor more than 120 days prior to the date on which the Company released its proxy statement to stockholders in connection with the preceding year's Meeting (or if the date of the Meeting is advanced or delayed by more than 30 days from the date of the preceding year's Meeting not less than 90 nor more than 120 days prior to the date of the Meeting or not later than 10 days after notice of public disclosure of such meeting date is first made). The notice must set forth all information relating to each nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to the Securities Exchange Act of 1934, as amended. The notice must also include the stockholder's name and address as they appear on the Company's books and the class and number of shares of stock beneficially owned by such stockholder.

      In addition, the Amended and Restated By-laws require that for business to be properly brought before an annual meeting by a stockholder, the Secretary of the Company must have received written notice thereof not less than 90 nor more than 120 days prior to the Meeting (or if the date of the Meeting is advanced or delayed by more than 30 days from the date of the preceding year's Meeting not less than 90 nor more than 120 days prior to the date of the Meeting or not later than 10 days after notice of public disclosure of such meeting date is first made). The notice must set forth
(i) a brief description of the business desired to be brought before the meeting; (ii) the stockholder's name and address as they appear on the Company's books; (iii) the class and number of shares of stock beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business.

      Any proposal of a stockholder intended to be presented at the Company's 2003 Annual Meeting of Stockholders and included in the proxy statement and form of proxy for that meeting must be received by the Company no earlier than December 25, 2002 and no later than January 24, 2003. Proposals should be sent to: Corporate Secretary, Farmstead Telephone Group, Inc., 22 Prestige Park Circle, East Hartford, CT 06108. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion.

OTHER MATTERS

      As of the date of this Proxy Statement, the Board knows of no other business to be presented at the Meeting. However, if any other matters properly come before the Meeting, the persons named in the enclosed form of proxy are expected to vote the proxy in accordance with their best judgment on such matters.

April 24, 2002                         George J. Taylor, Jr.
                                       Chairman of the Board and
                                       Chief Executive Officer

Appendix A
----------

                       FARMSTEAD TELEPHONE GROUP, INC.
                           2002 STOCK OPTION PLAN

1.    PURPOSE

      The Farmstead Telephone Group, Inc. 2002 Stock Option Plan (the "Plan") is intended to encourage stock ownership of FARMSTEAD TELEPHONE GROUP, INC., a Delaware corporation (the "Corporation") by officers, directors, consultants and employees of the Corporation and any subsidiary corporations (the "Subsidiaries"), as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), so that they may acquire or increase their proprietary interest in the success of the Corporation and Subsidiaries, and to encourage them to remain in the employ of, or maintain their relationship with, the Corporation and/or the Subsidiaries. It is further intended that options issued pursuant to this Plan shall constitute either "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Stock Options") or non-qualified stock options, the tax consequences of which are governed by Section 83 of the Code ("Non-Qualified Stock Options"), as designated at the time of grant. Any option granted pursuant to this Plan which for any reason fails to qualify as an Incentive Stock Option shall be deemed to have been granted as an option not qualified under Section 422 of the Code. The Corporation intends this Plan to enable it to issue Non-Qualified Stock Options, with terms similar in most respects to Incentive Stock Options. Non-Qualified Stock Options may be granted independently of Incentive Stock Options.

2.    ADMINISTRATION

      The Plan shall be administered by a committee appointed by the Board of Directors of the Corporation (the "Committee"). The Committee shall be composed of members who (i) to the extent necessary to comply with Rule 16b-3 as promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are "Non-Employee Directors" within the meaning of Rule 16b-3 and (ii) to the extent any option granted hereunder is intended to qualify as performance-based compensation under Section 162(m) of the Code, constitute "outside directors" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. Such Committee shall consist of not less than two members of the Corporation's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee shall from time to time at its discretion determine (i) those officers, directors, consultants and employees (including key and non-key) who shall be granted options; (ii) the number of shares of stock to be optioned to each; and (iii) subject to the express provisions of the Plan, the terms of all options so granted.

      The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. If at any time no Committee shall be in office, the Board shall perform the functions of the Committee

3.    ELIGIBILITY

      The persons who shall be eligible to receive Incentive Stock Options shall be such officers and employees (whether or not they are directors) of the Corporation or its Subsidiaries as the Committee shall select from time to time. Non-employee directors, consultants and others, who have a relationship with the Corporation or its Subsidiaries which the Committee considers beneficial to the Corporation, may only receive Non-Qualified Stock Options. Officers and employees may also receive Non-Qualified Stock Options. An optionee may hold more than one option, but only on the terms and subject to the restrictions hereafter set forth.

4.    STOCK

      The stock subject to the options to be granted hereunder shall be an aggregate of one million and three hundred thousand (1,300,000) shares of the Corporation's authorized but unissued or reacquired $.001 par value common stock, hereafter sometimes called "Common Stock. " The aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year by an optionee under this Plan or any other plan of the Corporation, a parent of the Corporation (if any) or Subsidiaries (if any), shall not exceed $100,000 (or such other amount as may then be permissible under Section 422 of the Code). Any option granted and exercisable in excess of such amount shall be treated as a Non-Qualified Stock Option with respect to such excess. For the purpose of the immediately preceding sentence, options that are not qualified as Incentive Stock Options by reason of such excess shall be deemed to relate first to the most recently granted options. The limitations established by each of the preceding sentences shall be subject to adjustment as provided in
Article 6(h) of the Plan.

      In the event of any outstanding option under the Plan for any reason expires, lapses or is otherwise terminated, the shares of Common Stock allocable to the unexercised portion of such option may again become the subject of an option granted under the Plan.

5.    SECTION 162(m) QUALIFYING AWARDS

      The Committee may, in its sole discretion, grant Non-Qualified Stock Options to any key employee with the intent that such award qualifies as "performance-based compensation" under Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder (a "162(m) Award"). The provisions of this Article 5 as well as all other applicable provisions of the Plan not inconsistent with this Article 5 shall apply to all Section 162(m) Awards issued under the Plan, and any ambiguities in construction shall be interpreted to effectuate that intent. In connection with the foregoing, the following limitations apply to all employees of the
Corporation:

            (i) No employee shall be granted, in any fiscal year of the Company, options to purchase more than 500,000 shares of Common Stock.

            (ii) In connection with his or her initial employment, an employee may be granted options to purchase up to an additional 100,000 shares which shall not count against the limit set forth in subsection (i) above.

            (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Corporation's capitalization as described in Article 6(h).

            (iv) If an option is canceled in the same fiscal year of the Corporation in which it was granted (other than in connection with a transaction described in Article 6(h)), the canceled option shall be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an option is reduced, the transaction will be treated as a cancellation of the option and the grant of a new option.

      Amounts earned under such awards shall be based upon the attainment of performance objectives established by the Committee in accordance with
Section 162(m). Such performance objectives may vary by optionee and by award and shall be based upon the attainment of specific amounts of, or changes in one or more of the following: fair market value of the Corporation's common stock, revenues, earnings, shareholders' equity, return on equity, assets, return on assets, capital, return on capital, book value, economic value added, operating margins, cash flow, shareholder return, expenses or market share. The Committee may provide that in measuring the achievement of the performance objectives, an award may include or exclude items such as realized investment gains and losses, extraordinary, unusual or non-recurring items, asset write-downs, effects of accounting changes, currency fluctuations, acquisitions, divestitures, reserve-strengthening and other non-operating items. Where the compensation associated with a stock option grant at fair market value under the Plan is based solely on an increase in the value of the stock after the date of grant, such compensation attributable to the stock option is deemed by regulation to be subject to a preestablished performance objective without the need of any further designation by the Committee.

6.    TERMS AND CONDITIONS OF OPTIONS

      Options granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

            (a)   Number of Shares

            Each option shall state the total number of shares to which it pertains.

            (b)   Option Price

            Each option shall state the option price, which, in the case of an Incentive Stock Option, shall be not less than 100% of the fair market value of the shares of Common Stock of the Corporation on the date of the granting of the option. Notwithstanding the preceding sentence, in the case of an individual, who immediately before the grant of an option, owns (including constructive ownership pursuant to Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or its parent (if any) or any of the Subsidiaries ("10% Stockholder"), the purchase price per share of Common Stock under each such option shall not be less than 110% of the fair market value per share of stock at the time of the grant of the option. At or prior to the time an option is granted, the Committee shall fix the term of such option which, notwithstanding Article 6(d) of the Plan, shall not be more than ten years from the date of the grant of the option in the case of persons other than 10% Stockholders, and five years from the date of grant of the option for 10% Stockholders. The foregoing restrictions shall not apply to grants of Non-Qualified Stock Options. The option price of Non-Qualified Stock Options granted under the Plan shall be less than or equal to the fair market value on the date of such grant but not less than fifty percent (50%) of fair market value on the date of such grant. In the event that the Committee takes no action to fix the term of an option granted to such an individual, such option shall contain a provision that it shall expire ten years from the date of grant. For purposes of this paragraph, the parent of the Corporation shall be any corporation, which with respect to the Corporation, is a parent corporation pursuant to Section 424(e) of the Code; and the Subsidiaries of the Corporation shall be all corporations which, with respect to the Corporation, are subsidiary corporations pursuant to Section 424(f) of the Code. During such time as the Common Stock is not listed upon an established stock exchange the fair market value per share shall be the mean between the closing "bid" and "ask" prices of the Common Stock in the New York over-the-counter market on the day the option is granted, as reported by the National Association of Securities Dealers, Inc. If the stock is listed upon an established stock exchange or exchanges, such fair market value shall be deemed to be the highest closing price of the Common Stock on such stock exchange or exchanges on the day the option is granted or if no sale of the Corporation's Common Stock shall have been made on any stock exchange that day, on the next preceding day on which there was a sale of such stock. If there is no established market for the stock, the fair market value shall be determined by the most recent prior private sale price of the Common Stock. Subject to the foregoing the Committee in fixing the option price shall have full authority and discretion so long as they shall act in good faith.

            (c)   Medium and Time of Payment

            The option price shall be payable in United States dollars upon the exercise of the option and may be paid in cash or by check. The Committee may permit an optionee to elect to pay the option price upon the exercise of the option by (i) accepting payment in shares of Common Stock of the Corporation, based upon the fair market value of those shares as determined under Article 6(b) of the Plan, or (ii) authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Corporation a sufficient portion of the sale proceeds to pay the entire option price and any tax withholding resulting from such exercise.

            (d)   Term and Exercise of Options

            No Incentive Stock Option shall be exercisable either in whole or in part prior to six months from the date it is granted. Notwithstanding the limitations of the first sentence of this subparagraph, the Committee, in its discretion, may waive such vesting requirements, and each option shall also be otherwise exercisable pursuant to the terms of each option agreement as determined by the Committee. To the extent that the option is not exercised in any period, the number of shares as to which the option is exercisable shall accumulate and be exercisable, in whole or in part, in any subsequent period but not later than ten years (or five
      (5) years in the case of a 10% Stockholder) from the date the option is granted. No option shall be exercisable after the expiration of ten years (or five (5) years in the case of a 10% Stockholder) from the date it is granted or three months after termination of employment, except as provided for herein in the event of death or permanent and total disability (as defined below) of the optionee. Notwithstanding the above, the Committee, in its discretion, may extend at any time the time period during which a Non-Qualified Stock Option may be exercised after termination of employment, provided that in no event shall such extended exercise period extend to a date which is beyond the end of the original exercise term from the date of such Non-Qualified Option as provided in the option agreement accompanying the grant of such Non-Qualified Option. Upon exercise, the option must be exercised for a minimum number of one hundred
      (100) shares, unless the number of shares for which the option is exercisable at such time shall be less than one hundred (100) shares in which case the minimum number of shares exercisable shall be the total amount for which the option is exercisable.

            (e)   Termination of Employment Except Death

            In the event that an optionee shall cease to be employed by the Corporation or Subsidiaries for any reason other than his death and shall be no longer in the employ of any of them, subject to the condition that no option shall be exercisable after the expiration of ten years (or five (5) years in the case of a 10% Stockholder) from the date it is granted, such optionee shall have the right to exercise the option at any time within three months (twelve months in the case of the "permanent and total disability" of the optionee as defined in Section 22(e)(3) of the Code) after such termination of employment to the extent his right to exercise such option had accrued pursuant to Article 6(d) of the Plan and had not previously been exercised at the date of such termination. Subject to Treasury Regulation 1.421-7, whether authorized leave of absence for military or governmental service shall constitute termination of employment, for the purposes of the Plan, shall be determined by the Committee, which determination, unless overruled by the Board of Directors, shall be final and conclusive. (As used in this Plan, the terms "employ" and "employment" shall be deemed to refer to employment as an employee in any such capacity, and "termination of employment" shall be deemed to mean termination of employment as an employee in all of such capacities and continuation of employment as an employee in none of such capacities. Solely with respect to Non-Qualified Stock Options, the terms "employ" and "employment" shall also be deemed to refer to service as a consultant, director and/or officer of the Corporation and/or a Subsidiary, whether or not the optionee is otherwise an employee, and "termination of employment" shall be deemed to mean the termination of such service in all of such capacities and the termination of all employment of the optionee by the Corporation and any of its Subsidiaries and the continuation of such service and/or employment in none of such capacities.)

            (f)   Transferability of Options

            No option may be transferred by the optionee otherwise than by will or by the laws of descent and distribution, and during the optionee's lifetime the option may be exercised only by him or her; provided however, that the Committee or the Board of Directors, as applicable, in its discretion, may allow for transferability of Non-Qualified Stock Options by the optionee to "Immediate Family Members". Immediate Family Members means children, grandchildren, spouse or common law spouse, siblings or parents of the optionee or to bona fide trusts, partnerships or other entities controlled by and of which the beneficiaries are Immediate Family Members of the optionee. Any option grants that are transferable are further conditioned on the Optionee and Immediate Family Members agreeing to abide by the Corporation's then current stock option transfer guidelines.

            (g)   Death of Optionee

            In the event of the death of an optionee, no option shall be exercised unless such optionee had been an employee of the Corporation or any Subsidiary for a period of six (6) months following the date of grant thereof. If the optionee shall die while in the employ of the Corporation or a Subsidiary or within a period of three months after the termination of his employment with the Corporation or any Subsidiary and shall not have fully exercised the option, an option may be exercised, subject to the condition that no option shall be exercisable after the expiration of ten years from the date it is granted, to the extent that the optionee's right to exercise such option had accrued pursuant to Article 6(d) of the Plan at the time of his death and had not previously been exercised, at any time within one year after the optionee's death, by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance.

            (h)   Changes in Capitalization

            Subject to any required action by the stockholders, the aggregate number of shares of Common Stock reserved for issuance under the Plan, the number of shares of Common Stock covered by each outstanding option, and the price per share thereof set forth in each such option, may, in the discretion of the Committee, be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation by reason of any Common Stock dividend or Common Stock split or reverse stock split, recapitalization (including, without limitation, the payment of an extraordinary cash dividend), the issuance of stock rights, merger, consolidation, combination, exchange of shares, spin-off, distribution of assets to stockholders, or other similar corporate change. In its discretion, the Committee may also adjust the number of shares of Common Stock covered by each outstanding option in the event of the sale or other disposition or distribution by the Corporation of all or a portion of its assets.

            Subject to any required actions by the stockholders, if the Corporation shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled. A dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving corporation, shall cause each outstanding option to terminate, provided that each optionee shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Corporation is not the surviving corporation, to exercise his option in whole or in part without regard to the installment provisions of
      Article 6(d) of the Plan.

            In the event of a change in the Common Stock of the Corporation as currently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value, or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

            To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

            Except as hereinbefore expressly provided in this Article 6(h), the optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of any class, or securities convertible into shares of stock of any class, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the option.

            The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or dissolve, liquidate or sell, or transfer all or any part of its business or assets.

            (i)   Rights as a Stockholder or Employee

            An optionee or a transferee of an option shall have no rights as a stockholder with respect to any shares covered by his option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
      Article 6(h) hereof. The Plan is not a contract of employment, and the terms of employment of any optionee or the relationship of any non-employee consultant with the Corporation shall not be affected in any way by the Plan or related instruments except as specifically provided therein. The establishment of the Plan shall not be construed as conferring any legal rights upon any optionee for a continuation of employment, nor shall it interfere with the right of the Corporation or any Subsidiary to discharge any optionee and to treat him without regard to the effect which such treatment might have upon him as an optionee.

            (j)   Modification, Extension and Renewal of Options

            Subject to the terms and conditions and within the limitations of the Plan, including but limited to Article 6(d), the Committee may modify, extend or renew outstanding options granted under the Plan or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of the new options in substitution theretofore (to the extent not theretofore exercised). The Committee shall not, however, modify any outstanding options so as to specify a lower price. Notwithstanding the foregoing, however, no modification of an option shall, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

            (k)   Investment Purpose and Qualification of Shares

            Each option under the plan shall be granted on the condition that the purchases of stock thereunder shall be for investment purposes, and not with a view to resale or distribution except that in the event the stock subject to such option is registered under the Securities Act of 1933, as amended (the "Securities Act"), or in the event a resale of such stock without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Corporation such condition is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

            The Corporation shall seek such authority as may lawfully be required to offer and sell the shares covered by an option in each jurisdiction in which an optionee resides. However, nothing herein shall require the Corporation to register under the Securities Act of 1933 either the Plan, options granted thereunder or any securities issued or issuable pursuant to any option granted under the Plan. If such authority is not obtained for any reason, the Corporation shall not be obligated (and shall be relieved of any liability for failure) to issue and sell any securities which may be exercisable pursuant to any option granted hereunder until and unless such authority is obtained.

            (l)   Other Provisions

            The Option agreements authorized under the Plan shall from time to time and from option to option contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee shall deem advisable in each case. Any such option agreement shall contain such limitations and restriction upon the exercise of the option as shall be necessary, in the case of Incentive Stock Options, in order that such option will be an Incentive Stock Option or to conform to any change in the law.

7.    CORPORATION LOANS

      The Corporation may make non-recourse, collateralized loans to holders of options for the purpose of exercising options, with such loans to be made to holders of options of the Corporation or the Subsidiaries, said loans bearing interest at a rate to be determined by the Committee, but in no event at a rate of interest less than the Federal rate of interest applicable under Section 7872 of the Code. Such loans shall be in such amounts as may from time to time be required to enable said option holder to exercise options granted under the Plan, to the extent that such loans are permitted by law and to the extent that such options are then exercisable, and shall be secured by the shares being purchased. Such loans shall, however, terminate and be due and payable (including interest) on such date that the loan documents shall indicate (which may be a date occurring after the last day of the employment of any option holder), or if earlier, upon the disposition by the option holder of the shares purchased with the proceeds of such loans.

8.    TERM OF PLAN

      Options may be granted pursuant to the Plan from time to time within a period of ten years from the date the Plan is adopted by the Board of Directors, or the date the Plan is approved by the stockholders, whichever is earlier.

9.    INDEMNIFICATION OF COMMITTEE

      In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgement in any such action, suit or proceeding; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Corporation's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

10.   AMENDMENT OF THE PLAN

      The Board of Directors of the Corporation may, at any time or times amend the Plan for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law or may at any time terminate the Plan as to any further grants of options, provided that no such amendment shall without the approval of the stockholders of the Corporation (a) increase the number of shares subject to the Plan, (b) change the designation of the class of employees eligible to receive options, (c) reduce the option price of outstanding incentive stock options or reduce the price at which incentive stock options may be granted, (d) change the per-person limit contained in Article 5 of the Plan, or (e) alter the Plan in such a way that incentive stock options granted or to be granted hereunder would not be considered Incentive Stock Options as defined in Section 422 of the Code, and further provided that neither the Board of Directors nor the Committee may amend, suspend, modify, or terminate the Plan so as to alter or impair any grantee's rights (without the consent of the grantee) under any option theretofore granted under the Plan.

11.   APPLICATION OF FUNDS

      The proceeds received by the Corporation from the sale of Common Stock pursuant to options will be used for general corporate purposes.

12.   NO OBLIGATION TO EXERCISE OPTION

      The granting of an option shall impose no obligation upon the optionee to exercise such option.

13.   APPROVAL OF STOCKHOLDERS

      This Plan is subject to approval by the affirmative vote of the holders of a majority of the shares of the Corporation's Common Stock present in person or represented by proxy and entitled to vote at an Annual or Special Meeting of stockholders, which approval must occur within the period beginning twelve months before or ending twelve months after the date the Plan is adopted by the Board of Directors. In the period following the adoption of this Plan by the Board of Directors but prior to obtaining approval by the stockholders, the Committee may grant options hereunder, subject to obtaining stockholder approval of the Plan.

                             * * * * * * * * * *

                                                              Form of Proxy
                                                              -------------

                       FARMSTEAD TELEPHONE GROUP, INC.
       22 Prestige Park Circle, East Hartford, CT 06108 (860) 610-6000

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS

               Annual Meeting of Stockholders - June 13, 2002

The undersigned, as a Stockholder of FARMSTEAD TELEPHONE GROUP, INC. (the "Company"), hereby appoints George J. Taylor, Jr. and Robert G. LaVigne or any one of them, the true and lawful proxies and attorneys-in-fact of the undersigned to attend the Annual Meeting (the "Meeting") of the Stockholders of the Company, to be held June 13, 2002, at 10:00 a.m. local time at the Company's offices located at 22 Prestige Park Circle, East Hartford, CT 06108 and any adjournments or postponements thereof, and any of them to vote, as designated below, the number of shares which the undersigned would be entitled to vote, as fully and with the same effect as the undersigned might do if personally present, on the following matters as set forth in the Proxy Statement and Notice dated April 24, 2002.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS, "FOR" THE RATIFICATION OF THE APPOINTMENT OF DISANTO BERTOLINE & COMPANY, P.C., AND "FOR" THE APPROVAL OF THE 2002 STOCK OPTION PLAN, AS SET FORTH ON THE REVERSE SIDE.

[X] Please mark votes as shown in this example.

The Board of Directors recommends a vote FOR all proposals.

1.    Election of Directors

      Nominees: George J. Taylor, Jr., Harold L. Hansen, Hugh M. Taylor,
                Joseph J. Kelley, Bruce S. Phillips


      [ ] FOR    [ ] WITHHELD    [ ] For all nominees except as noted below:

___________________________________________________________________________
              [CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE]

2. Ratification of the appointment of DiSanto Bertoline & Company, P.C. as independent auditors of the Company for the year ending
      December 31, 2002.
            [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

3.    Approval of the 2002 Stock Option Plan
            [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

                                      Date:________________________________

                                      Signature:___________________________

                                      Signature:___________________________

                                      Please sign exactly as the name(s)
                                      appear on your Stock Certificate. When
                                      attorney, executor, administrator,
                                      trustee, or guardian, please give full
                                      title as such. If more than one name is
                                      shown, as in the case of joint tenancy,
                                      each party should sign.

      In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof.

      This Proxy is revocable and the abovesigned reserves the right to attend the Meeting and vote in person. The abovesigned hereby revokes any proxy heretofore given in respect of the shares of the Company.

Mark here if you plan           Mark here for address change
to attend the Meeting [ ]       and note new address above [ ]

THE BOARD OF DIRECTORS URGES THAT YOU COMPLETE, SIGN AND DATE THE PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED ENVELOPE.